UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2019

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Lynbrook, New York 11563
(Address of Principal Executive Offices, including Zip Code)

(516) 256-8143
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 24, 2019, the Board of Directors (the “Board”) of Janel Corporation (the "Company") determined that the Company's previously issued financial statements contained errors based on the information obtained to date in connection with the ongoing review of complex and technical accounting issues relating to ASC Topic 605-45 Revenue Recognition – Principle Agent Consideration (“ASC Topic 605-45”) with respect to the Company’s logistics segment, as previously disclosed in the Form 12b-25 filed by the Company on January 2, 2019. As a result, the Board concluded that the Company’s consolidated financial statements as of and for each of the following fiscal periods (collectively, the “Relevant Periods”) should no longer be relied upon:

•	the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018;

•	the fiscal year ended September 30, 2017 and each fiscal quarter therein; and

•	the fiscal year ended September 30, 2016 and each fiscal quarter therein.

Because the Board’s review of transactions impacted by the application of ASC Topic 605-45 is ongoing, the Company has not determined the aggregate amount of previously-recognized revenue (on a gross basis, as opposed to a net basis), that has been affected, nor has it determined the amount of such revenue to be recorded in any specific prior period.

The Audit Committee of the Board and the Company’s management have discussed these matters with the Company’s current independent registered public accounting firm, Crowe LLP, and its prior independent registered public accounting firm, Paritz & Company, P.A. (“Paritz”). Paritz audited the Company's financial statements for the years ended September 30, 2017 and September 30, 2016.

The Company does not intend to amend any Quarterly Reports on Form 10-Q filed during the 2018, 2017 and 2016 fiscal years, as the impact of the accounting errors described above on each fiscal quarter therein will be corrected in an amendment to the Company's Annual Reports on Form 10-K for the years ended September 30, 2017 and September 30, 2016, and its current Annual Report on Form 10-K for the year ended September 30, 2018, which will include appropriate footnote disclosure of the errors and the corrected amounts for each such quarter.

The expected non-cash adjustments do not relate to the Company's operating performance and will have no impact on net income, earnings per share or cash flows. Additionally, the adjustments will not impact net revenues (total logistics segment revenue less cost of purchased transportation related services) or EBITA, both non-GAAP measures.

The Company is working toward filing its restated consolidated financial statements for the Relevant Periods as soon as practicable.  At this time, however, the Company cannot predict with certainty when the preparation of those restated consolidated financial statements will be completed.  The restated consolidated financial statements will reflect any additional accounting adjustments that arise as a result of the efforts described above. As previously disclosed in the Annual Report on Form 10-K/A filed by the Company on April 30, 2018, the Company had existing material weaknesses related to lack of qualified accounting personnel and lack of appropriate review and oversight.  In connection with filing its restated consolidated financial statements, the Company is in the process of assessing its internal control over financial reporting during the Relevant Periods and may identify one or more additional material weaknesses.

The Company is committed to addressing the issues identified and to re-establishing timely financial reporting as soon as practicable.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts are forward-looking information. Words such as “intend,” “plan,” “expect,” “may,” “believe,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s plans and expectations, the remediation of any weaknesses in the Company’s internal controls, impacts of accounting guidance and future filings. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Actual results may differ materially from those projected in any forward-looking statements. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking statements. Additional information on these and other factors, which could affect the Company's financial results, are included in its Annual Reports on Form 10-K. Finally, there may be other factors not mentioned above or included in the Company's filings with the Securities and Exchange Commission that may cause actual results to differ materially from any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANEL CORPORATION (Registrant)

Date: January 30, 2019	By:	/s/Dominique Schulte
Dominique Schulte
Chief Executive Officer